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                                                                    EXHIBIT 26.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Amendment No. 1 (File No. 333-04705) of our report dated April 25, 1996 except for Note 11, as to which the date is May 28, 1996, on our audits of the consolidated financial statements of HMT Technology Corporation and its subsidiary. We also consent to the reference to our firm under the caption "Experts."


                                            /s/  COOPERS & LYBRAND L.L.P.
                                            COOPERS & LYBRAND L.L.P.

San Jose, California

June 5, 1996